SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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CENTRAL GARDEN & PET COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CENTRAL GARDEN & PET COMPANY

3697 Mt. Diablo Boulevard

Lafayette, California 94549

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Monday, February 9, 2004, 10:30 A.M.

TO THE STOCKHOLDERS:

Notice is hereby given that the Annual Meeting of Stockholders of Central Garden & Pet Company will be held at the LAFAYETTE PARK HOTEL, 3287 Mt. Diablo Boulevard, Lafayette, California, on Monday, February 9, 2004, at 10:30 A.M. for the following purposes:

(1)    To elect seven directors.

(2)    To transact such other business as may properly come before the meeting.

Only stockholders of record on the books of the Company as of 5:00 P.M., December 22, 2003, will be entitled to vote at the meeting and any adjournment thereof. A complete list of the Company’s stockholders entitled to vote at the meeting will be available for examination by any stockholder for ten days prior to the meeting during normal business hours at the Company’s offices at 3697 Mt. Diablo Boulevard, Lafayette, California.

Dated: December 29, 2003	By Order of the Board of Directors

Stuart W. Booth, Secretary

STOCKHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

CENTRAL GARDEN & PET COMPANY

3697 Mt. Diablo Boulevard

Lafayette, California 94549

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Central Garden & Pet Company (the “Company”) to be used at the Annual Meeting of Stockholders on February 9, 2004 (the “Annual Meeting”), for the purposes set forth in the foregoing notice. This proxy statement and the enclosed form of proxy were first sent to stockholders on or about December 29, 2003.

If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted as recommended by the Board of Directors. Any stockholder signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to or at the Annual Meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy, or by attendance at the Annual Meeting and voting in person.

VOTING SECURITIES

Only stockholders of record on the books of the Company as of 5:00 P.M., December 22, 2003, will be entitled to vote at the Annual Meeting.

As of the close of business on December 22, 2003, there were outstanding 18,292,418 shares of Common Stock of the Company, entitled to one vote per share, and 1,654,462 shares of Class B Stock of the Company, entitled to the lesser of ten votes per share or 49% of the total votes cast. Holders of Common Stock and Class B Stock will vote together on all matters presented to the stockholders for their vote or approval at the meeting, including the election of directors. The holders of a majority of the outstanding shares of the stock of the Company, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. With regard to the election of directors, votes may be cast “For” or “Withhold Authority” for each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

ELECTION OF DIRECTORS

The persons named below are nominees for director to serve until the next Annual Meeting of Stockholders and until their successors shall have been elected. The nominees are all members of the present Board of Directors. In the absence of instructions to the contrary, shares represented by the proxy will be voted and the proxies will vote for the election of all such nominees to the Board of Directors. If any of such persons is unable or unwilling to be a candidate for the office of director at the date of the Annual Meeting, or any adjournment thereof, the proxies will vote for such substitute nominee as shall be designated by the proxies. Management has no reason to believe that any of such nominees will be unable or unwilling to serve if elected a director. Set forth below is certain information concerning the nominees which is based on data furnished by them.

Nominees for Director	Age	Business Experience During Past Five Years and Other Information	Served as Director Since
William E. Brown	62	Chairman of the Board since 1980. From 1980 to June 2003, Mr. Brown also served as our Chief Executive Officer.	1980

Glenn W. Novotny	56	Chief Executive Officer since June 2003 and President since June 1990. Prior to June 1990, Mr. Novotny was with Weyerhaeuser Corporation in a variety of capacities.	1990

Brooks M. Pennington III	49	Chief Executive Officer of Pennington Seed, Inc., a business which was acquired by the Company in February 1998, since June 1994. Mr. Pennington is not a corporate officer of the Company, but because he is the chief executive officer of a principal subsidiary and a director of the Company he is deemed to be an executive officer by virtue of the Securities and Exchange Commission (the “SEC”) rules.	1998

John B. Balousek	58	Self-employed consultant. Mr. Balousek has previously held a number of senior executive management positions in marketing and advertising, including President and Chief Operating Officer of Foote, Cone & Belding Communications, one of the largest global advertising and communications networks, from 1991 until 1996; Chairman and CEO of True North Technologies, a digital and interactive services company affiliated with True North Communications; Executive Vice President and a Founder of PhotoAlley.com, a San Francisco company marketing photographic equipment, supplies and services online, from 1998 into 1999; and various positions in Brand Management with the Procter & Gamble Company. In addition to Central Garden & Pet Company, he currently serves as a director at Interland Corp. and Aptimus Inc., both publicly-held companies.	2001

Nominees for Director	Age	Business Experience During Past Five Years and Other Information	Served as Director Since
David N. Chichester	58	Chief Financial Officer of Starbucks Coffee Japan, Ltd. since 2003. Senior Vice President, Finance of Starbucks Coffee Company April 2001 to June 2003. Mr. Chichester served as Executive Vice President and Chief Financial Officer at Hecklers Online, Inc. from April 2000 to September 2000 and at Red Roof Inns, Inc. from March 1996 to October 1998. Prior to these positions, he held senior management positions in finance at Marriott Corporation, Integrated Health Services, Inc., and General Electric Credit Corporation, and served as a Vice President of Warburg Paribas Becker Incorporated.	2002

Daniel P. Hogan, Jr.	75	Self-employed consultant. Prior to his retirement in 1987, Mr. Hogan was a Vice President of Chevron Chemical Company and General Manager of its Ortho Consumer Products Division.	1993

Bruce A. Westphal	63	Chairman of Bay Alarm Company, a security systems company since 1984. Mr. Westphal is also Chairman of InReach Internet, a provider of internet services, and President of Balco Properties, a real estate development and management company. Mr. Westphal was also Chairman of PacWest Telecom from 1994 to 1998.	1999

FURTHER INFORMATION CONCERNING

THE BOARD OF DIRECTORS

Board Independence

Upon consideration of the criteria and requirements regarding director independence set forth in NASD Rules 4200 and 4350, the Board of Directors has determined that each of Mr. Balousek, Mr. Chichester, Mr. Hogan and Mr. Westphal met the standards of independence established by the NASD.

Committees of the Board

During fiscal 2003, the Board of Directors held eight meetings and acted by unanimous written consent on a number of occasions. In 1993, after consummation of its initial public offering, the Company established an Audit and Compensation Committee. In 2003, the Board created a separate Audit Committee and Compensation Committee. The Company does not have a Nominating Committee.

The members of the Audit Committee are Bruce A. Westphal (Chairman), John B. Balousek, David N. Chichester and Daniel P. Hogan, Jr. The Company’s Board of Directors has determined that David N. Chichester qualifies as an audit committee financial expert as set forth in Section 401(h) of Regulation S-K promulgated by the SEC and he is independent as such term is defined in the NASD Rules. Among the functions performed by the Audit Committee are to make recommendations to the Board of Directors with respect to the engagement or discharge of independent auditors, to review with the independent auditors the plan and results of the auditing engagement, to review the Company’s system of internal financial and accounting controls, to review the financial statements of the Company, to discuss the Company’s accounting policies, and to make inquiries into matters within the scope of its functions. The Audit Committee held 13 meetings during fiscal 2003.

The members of the Compensation Committee are John B. Balousek (Chairman), Bruce A. Westphal and Daniel P. Hogan, Jr. Among the functions performed by the Compensation Committee are to review and make recommendations to the Board of Directors concerning the compensation of the key management employees of the Company and to administer the Company’s equity incentive plan. The Compensation Committee held four meetings during fiscal 2003.

Attendance at Meetings

During fiscal 2003, there were no members of the Board of Directors who attended fewer than seventy-five percent of the meetings of the Board of Directors and all committees of the Board on which they served.

Compensation of Directors

During fiscal 2003, Directors who were not employees of the Company were paid directors fees consisting of $20,000 per year and $1,000 for each Board meeting attended. Directors who attend meetings of the Audit Committee or Compensation Committee receive an additional $1,000 for each meeting not held on the same day as a Board meeting. Under the Nonemployee Director Equity Incentive Plan, Messrs. Balousek, Hogan, Chichester and Westphal were each granted on the date of the 2003 Annual Meeting of Stockholders options to purchase the number of shares of Common Stock determined by dividing $100,000 by the fair market value of a share of Common Stock on the date of the 2003 Annual Meeting and a restricted stock grant with a market value of $10,000.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The compensation paid to the Company’s Chief Executive Officer and the only other executive officers who received compensation in excess of $100,000 for services in all capacities to the Company and its subsidiaries during fiscal 2001, 2002 and 2003 is set forth below.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Other Annual Compensation ($)(1)	Restricted Stock Awards($)	Securities Underlying Options(#)	All Other Compensation ($)
Glenn W. Novotny President and Chief Executive Officer(2)	2003	495,866	(3)	—	—	25,000	2,375	(4)
	2002 2001	435,000 420,000	300,000 250,000	— —	— —	200,000 15,000	2,071 2,625	(4) (4)

William E. Brown	2003	410,000	(3)	—	—	25,000	2,375	(4)
Chairman(5)	2002 2001	410,000 410,000	— —	— —	— —	100,000 —	2,435 2,625	(4) (4)

Stuart W. Booth	2003	316,250	(3)	—	—	30,000	3,000	(4)
Vice President and Chief Financial Officer(6)	2002	196,154	120,000	—	—	50,000	—

Brooks M. Pennington III	2003	330,485	(3)	—	—	15,000	7,543	(7)
Chief Executive Officer of Pennington Seed, Inc.	2002 2001	330,151 325,277	36,000 28,221	— —	— —	110,000 15,000	4,393 9,468	(8) (9)

(1)	While the named executive officers enjoy certain perquisites, for fiscal years 2001, 2002 and 2003, these did not exceed the lesser of $50,000 or 10% of each officer’s salary and bonus.

(2)	Mr. Novotny became Chief Executive Officer on June 1, 2003.
(3)	Fiscal 2003 bonus amounts have not been determined as of the date of this proxy statement.
(4)	Represents the matching contribution which the Company made on behalf of the executive officer to the Company’s 401(k) Plan.
(5)	Mr. Brown ceased serving as Chief Executive Officer on June 1, 2003.
(6)	Mr. Booth became Vice President and Chief Financial Officer in February 2002.
(7)	Includes a $2,875 matching contribution which the Company made on behalf of the executive officer to Pennington Seed’s 401(k) Plan and $4,668 paid under Pennington Seed’s profit-sharing plan.
(8)	Includes a $2,488 matching contribution which the Company made on behalf of the executive officer to Pennington Seed’s 401(k) Plan and $1,905 paid under Pennington Seed’s profit sharing plan.
(9)	Includes a $2,625 matching contribution which the Company made on behalf of the executive officer to Pennington Seed’s 401(k) Plan and $6,843 paid under Pennington Seed’s profit sharing plan.

The following table sets forth certain information regarding stock options granted during fiscal 2003 to the executive officers named in the foregoing Summary Compensation Table. None of such persons received awards of stock appreciation rights during fiscal 2003.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted(#)(1)	Percent of Total Options Granted to Employees in Fiscal Year		Exercise or Base Price ($/Sh)(2)	Expiration Date
Name						5%($)	10%($)
Glenn W. Novotny	25,000	4.6%		21.74	08/11/06	101,207	215,207
William E. Brown	25,000	4.6%		21.74	08/11/06	101,207	215,207
Stuart W. Booth	15,000 15,000	2.7 2.7	% %	21.74 21.74	08/11/06 02/11/11	60,724 155,698	129,124 372,924
Brooks M. Pennington III	15,000	2.7%		21.74	08/11/06	60,724	129,124

(1)	The options granted to each of Messrs. Novotny, Brown, Booth and Pennington, which expire on August 11, 2006, vest in full on August 10, 2005. The options granted to Mr. Booth which expire on February 11, 2011, vest as to 20% on each of February 10, 2007, 2008 and 2009 and the remaining 40% vest on February 10, 2010. Under the terms of the Company’s 2003 Omnibus Equity Incentive Plan the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options.
(2)	All options were granted at fair market value at date of grant.
(3)	Realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates (determined from the price at the date of grant, not the stock’s current market value) set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company’s stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock as well as the optionholder’s continued employment through the vesting period. The potential realizable value calculation assumes that the optionholder waits until the end of the option term to exercise the option.

The following table sets forth certain information with respect to stock options exercised during fiscal 2003 and stock options held by each of the Company’s executive officers as of September 27, 2003. The closing price of the Company’s Common Stock on the last trading day of the fiscal year was $25.03 per share.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FY-END OPTION VALUE

	Shares Acquired On Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at FY-End(#)	Value of Unexercised In-the-Money Options at FY-End($)

Name			Exercisable/ Unexercisable	Exercisable/ Unexercisable
Glenn W. Novotny	65,000	612,536	140,000/240,000	1,590,175/3,234,700
William E. Brown	—	—	0/125,000	0/1,831,250
Stuart W. Booth	—	—	16,667/63,333	289,839/678,361
Brooks M. Pennington III	13,500	213,547	49,166/138,334	593,982/1,783,056

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of September 27, 2003.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,084,621	$12.53	2,122,784
Equity compensation plans not approved by security holders	24,709	$8.16	—
Total	2,109,330	$12.48	2,122,784

Equity compensation plans not approved by security holders represent option grants to nonemployee directors outside the Nonemployee Director Equity Incentive Plan. In June 2001, the Board of Directors granted Messrs. Balousek, Hogan and Westphal each an option to purchase 7,000 shares of the Company’s common stock at an exercise price of $7.22 per share. The options vest as to one-third on each of December 8, 2001, 2002 and 2003 and expire on December 8, 2004. In August 2002, the Board of Directors granted Mr. Chichester an option to purchase 3,709 shares of the Company’s common stock at an exercise price of $13.48 per share. The option vests as to one-third on each of February 28, 2003, 2004 and 2005 and expires on February 28, 2005.

Employment Agreements

On May 6, 2003, the Company entered into a Modification and Extension of Employment Agreement, dated as of February 27, 1998, between Pennington Seed, Inc. and Brooks Pennington III. The modified and extended agreement provides that Mr. Pennington will serve as President and Chief Executive Officer of Pennington Seed at an annual minimum salary of $326,610. The agreement terminates in February 2006, unless terminated earlier for his dismissal with cause, death or disability.

Compensation Committee Interlocks and Insider Participation

Messrs. Westphal, Balousek and Hogan served as members of the Compensation Committee during fiscal 2003. They have no relationship with the Company other than as directors and stockholders. During fiscal 2003, no executive officer of the Company served as a director, or as a member of any compensation committee, of any other for-profit entity.

Transactions with the Company

Brooks M. Pennington III is a minority shareholder and a director of Bio Plus, Inc., a company that produces granular peanut hulls. During the twelve months ended September 27, 2003, Bio Plus, Inc.’s total revenues were approximately $4.9 million of which approximately $2.4 million were sales to subsidiaries of the Company.

AUDIT COMMITTEE REPORT

ON AUDITED FINANCIAL STATEMENTS

The Audit Committee of the Board consists of the directors whose signatures appear below. Each member of the Audit Committee is “independent” as defined in the NASD Rules and Rule 10A(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee’s general function is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, including monitoring the integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, and the performance of the Company’s independent auditors and internal audit function. Its specific responsibilities are set forth in its charter, a copy of which is attached as Appendix A hereto.

As required by the charter, the Audit Committee reviewed the Company’s financial statements for fiscal year 2003 and met with management, as well as with representatives of Deloitte & Touche LLP, the Company’s independent public accountants, to discuss the financial statements. The Audit and Compensation Committee also discussed with representatives of Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees.

In addition, the Audit Committee discussed with representatives of Deloitte & Touche LLP their independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 27, 2003.

December 29, 2003	Audit Committee

BRUCE A. WESTPHAL, Chairman
JOHN B. BALOUSEK DAVID N. CHICHESTER DANIEL P. HOGAN, JR.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

To the Board of Directors:

As members of the Compensation Committee, it is our duty to determine the compensation for officers and directors and to administer the Company’s equity incentive plans. In addition, we evaluate the performance of management and related matters.

As a public company, we use three primary tools to compensate executives. They are base salary, cash bonus, and stock options. Together they combine to provide an executive’s total compensation package. We view base salary as a primary indicator of the market value needed to attract an executive with the skill and expertise to perform the duties and discharge the responsibilities of the position. We periodically retain outside assistance to counsel us in determining market value. We view cash bonus as a means of rewarding short-term performance which exceeds established goals, and we utilize stock options as a means of linking our executives’ long-term benefits to those received by our stockholders.

In fiscal 1999, Mr. Brown, our former Chief Executive Officer, received the cost of living increase granted to all employees which had the effect of increasing his base salary to $410,000—the amount that was paid to him in each of the last four fiscal years. In 2003, we retained the services of a compensation consulting firm to assist in determining the market value compensation for our new Chief Executive Officer, Glenn W. Novotny. Survey data, coupled with performance based peer group evaluations, were utilized to determine competitive short and long-term awards for Mr. Novotny. The data developed indicated that Mr. Novotny’s annual base salary should be $600,000. In October 2003, the Compensation Committee increased Mr. Novotny’s annual base salary to $630,000.

During fiscal 2003 and based on the Company’s performance in fiscal 2002, the Compensation Committee determined to pay a bonus of $300,000 in respect of fiscal 2002 to Mr. Novotny. As in each of the last several years, Mr. Brown again declined to accept any bonus in respect of fiscal 2002. The Compensation Committee did, however, grant options to each of the Company’s executive officers, including Mr. Brown and Mr. Novotny.

In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to the Company and to the executives. However, tax consequences, including but not limited to tax deductibility by the Company, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by executives regarding options and other rights) that are beyond the control of either the Compensation Committee or the Company. In addition, the Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For all of the foregoing reasons, the Compensation Committee, while considering tax deductibility as one of its factors in determining compensation, will not necessary limit compensation to those levels or types of compensation that will be deductible. The Compensation Committee will, of course, consider alternative forms of compensation, consistent with its compensation goals, that preserve deductibility.

We continue to subscribe to the philosophy that the Company’s overall performance and its return to stockholders will be the primary areas of consideration when rewarding the Company’s top executives. It is our goal to ensure that our executives are paid competitively with the market and are rewarded for performance that benefits the stockholders. In years when the Company does well, we will reward using the tools described above; in years when the performance does not meet expectations, the compensation of the top executives of Central will be reflective of that fact.

December 15, 2003	Compensation Committee

JOHN B. BALOUSEK, Chairman
BRUCE A. WESTPHAL DANIEL P. HOGAN, JR.

PERFORMANCE GRAPH

The following graph compares the percentage change in the Company’s cumulative total stockholder return on its Common Stock for the period from September 26, 1998 to September 27, 2003 with the cumulative total return of the NASDAQ Composite (U.S.) Index and the Dow Jones Non-Durable Household Products Index, a peer group index consisting of approximately 30 manufacturers and distributors of household products.

The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company’s Common Stock.

OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table indicates, as to each director, each named executive officer and each holder known to the Company to be the beneficial owner of more than five percent of any class of the Company’s voting stock, the number of shares and percentage of the Company’s stock beneficially owned as of December 1, 2003.

	Shares Beneficially Owned as of December 1, 2003
Beneficial Owner	Number of Class B Shares	Number of Common Shares		Percent(1)
William E. Brown(2)	1,602,659	140,000		8.7%
Brooks M. Pennington III(3)	—	1,182,336	(4)	5.9%
Willow Creek Capital Management(5)	—	1,699,046	(6)	8.5%
Dimensional Fund Advisors Inc.(7)	—	1,350,403	(8)	6.8%
FMR Corp.(9)	—	1,160,900	(10)	5.8%
Richard S. Strong(11)	—	1,210,945	(12)	6.1%
Glenn W. Novotny	—	194,647	(13)	1.0%
John B. Balousek	—	18,346	(14)	*
Daniel P. Hogan, Jr.	—	31,568	(15)	*
Bruce A. Westphal	—	36,081	(16)	*
Stuart W. Booth	—	16,667	(17)	*
David N. Chichester	—	3,576	(18)	*
All directors and officers as a group (nine persons)	1,602,659	1,623,221	(19)	16.0%

(*)	Less than 1%.
(1)	Represents the number of shares of Class B Stock and Common Stock beneficially owned by each stockholder as a percentage of the total number of shares of Class B Stock and Common Stock outstanding.
(2)	The address of Mr. Brown is 3697 Mt. Diablo Boulevard, Suite 310, Lafayette, California 94549.
(3)	The address of Mr. Pennington is 1280 Atlanta Highway, Madison, Georgia 30650.
(4)	Includes 40,167 shares issuable upon exercise of outstanding options exercisable within 60 days of December 1, 2003; 889,444 shares held by Pennington Partners, L.P., over which Mr. Pennington has sole voting and dispositive power as the president of its general partner; 73,040 shares held by BPCB Partners, L.P., over which Mr. Pennington has sole voting and dispositive power as the sole member of its general partner; and 6,938 shares owned by his spouse. Mr. Pennington disclaims beneficial ownership of the 6,938 shares held by his spouse.
(5)	The address of Willow Creek Capital Management is 300 Drake’s Landing Road, Suite 230, Greenbrae, California 94904.
(6)	Willow Creek Capital Management holds these shares as a member of a group comprised of Aaron Braun, WC Capital Management, LLC and itself. Willow Creek Capital Management is a registered investment advisor and is the manager of WC Capital Management, LLC. WC Capital Management, LLC is the general partner of investment limited partnerships of which Willow Creek Capital Management is the investment advisor. Mr. Braun is the sole shareholder of Willow Creek Capital Management, and a member and the controlling owner of WC Capital Management, LLC. Williow Creek Offshore Fund shares voting and investment power over 1,189,973 shares of the Company’s common stock beneficially owned by the Willow Creek Capital Management Group. Information is from a Schedule 13G/A reflecting beneficial holdings of the Company’s capital stock as of December 31, 2002.
(7)	The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
(8)

Dimensional Fund Advisors, Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Company that are possessed by the Funds. Dimensional disclaims beneficial ownership of such securities. Dimensional has sole voting and dispositive power over the beneficial holdings of the Company’s capital stock. Information is from a Schedule 13G/A reflecting beneficial holdings of the Company’s capital stock as of December 31, 2002.

(9)	The address of FMR Corp is 82 Devonshire Street, Boston, Massachusetts 02109.
(10)	Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 1,160,900 shares of the Company’s common stock as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. The power to vote and invest the shares owned by the Fidelity Funds resides with the Funds’ boards of trustees. Fidelity carries out the voting of the shares under the written guidelines established by the Funds’ boards of trustees. Information is from a Schedule 13G reflecting beneficial holdings as December 31, 2002.
(11)	The address of Mr. Strong is 100 Heritage Reserve, Menomonee Falls, WI 53051.
(12)	The beneficial ownership of common stock reported by Mr. Strong consists of (i) 308,300 shares held by Calm Waters Partnership, a private investment fund owned by Mr. Strong and family members; (ii) 104,840 shares held by separate accounts over which Strong Capital Management, Inc. (“SCM”), a registered investment advisor and wholly owned subsidiary of Strong Financial Corporation (“SFC”), has discretionary authority, and beneficial ownership of which may be attributed to Mr. Strong by virtue of his control of SCM and SFC; and (iii) 797,805 shares held by private investment companies over which Flint Prairie LLC (“FP”), a registered investment adviser, has discretionary authority, and beneficial ownership of which may be attributed to Mr. Strong by virtue of his control of FP. Information is from a Schedule 13G/A reflecting beneficial ownership as of December 31, 2002.
(13)	Includes 110,000 shares issuable upon exercise of outstanding options exercisable within 60 days of December 1, 2003.
(14)	Includes 15,800 shares issuable upon exercise of outstanding options exercisable within 60 days of December 1, 2003.
(15)	Includes 23,022 shares issuable upon exercise of outstanding options exercisable within 60 days of December 1, 2003.
(16)	Includes 21,535 shares issuable upon exercise of outstanding options exercisable within 60 days of December 1, 2003.
(17)	Includes 16,667 shares issuable upon exercise of outstanding options exercisable within 60 days of December 1, 2003.
(18)	Includes 2,751 shares issuable upon exercise of outstanding options exercisable within 60 days of December 1, 2003.
(19)	Includes 229,942 shares issuable upon exercise of outstanding options exercisable within 60 days of December 1, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from September 28, 2002 to September 27, 2003 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with, except for late filings made by William E. Brown, Glenn W. Novotny, Stuart W. Booth, Brooks M. Pennington III, John B. Balousek and Daniel P. Hogan, Jr., who each inadvertently filed a late Form 4 in April 2003 reporting a stock option and/or restricted stock grant received in February 2003 and Bruce A. Westphal and David N. Chichester, who each inadvertently filed a late Form 4 in May 2003 reporting a stock option and/or restricted stock grant received in February 2003.

AUDITORS

Deloitte & Touche LLP, independent certified public accountants, serves as the Company’s principal accountants. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The following table lists the aggregate fees billed for professional services rendered by Deloitte & Touche LLP for all “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” for the last two fiscal years.

	Fiscal Year Ended
	September 28, 2002	September 27, 2003
Audit fees	$1,541,000	$1,398,000
Audit-related fees	467,000	1,150,000
Tax fees	218,000	99,000
All other fees	76,000	364,000

Audit-related fees are primarily related to consultation and assistance with Sarbanes-Oxley compliance, potential acquisitions, registration statements and employee benefit plan audits. All other fees represent services associated with various legal matters.

Audit Committee Authorization of Audit and Non-Audit Services

The Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the external audit firm engaged to conduct the annual statutory audit of the Company’s consolidated financial statements. In addition, the Audit Committee has adopted pre-approval policies and procedures which are detailed as to each particular service and the Audit Committee is informed of each service and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to management. The Audit Committee pre-approved fees for all non-audit services provided by the external audit firm in fiscal 2003 as required by the Sarbanes-Oxley Act of 2002.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to its principal executive officer, principal financial and accounting officer, controller and certain other senior financial personnel. The Code of Ethics is filed as Exhibit 14 to the Company’s annual report on Form 10-K for the fiscal year ended September 27, 2003.

OTHER MATTERS

As of the date of this Proxy Statement, there are no other matters which management intends to present or has reason to believe others will present at the meeting. If other matters properly come before the meeting, those who act as proxies will vote in accordance with their judgment.

STOCKHOLDER PROPOSALS

If any stockholder intends to present a proposal for action at the Company’s annual meeting in 2005 and wishes to have such proposal set forth in management’s proxy statement, such stockholder must forward the proposal to the Company so that it is received on or before August 31, 2004. Proposals should be addressed to the Company at 3697 Mt. Diablo Boulevard, Lafayette, California 94549, Attention: Corporate Secretary.

The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company’s annual meeting in 2005, which proposal is not intended to be included in the Company’s proxy statement and form of proxy relating to that meeting, the stockholder should give appropriate notice no later than November 14, 2004. If such a stockholder fails to submit the proposal by such date, the Company will not be required to provide any information about the nature of the proposal in its proxy statement and the proxy holders will be allowed to use their discretionary voting authority if the proposal is raised at the Company’s annual meeting in 2005.

COST OF SOLICITATION

All expenses in connection with the solicitation of this proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders, will be paid by the Company.

Dated: December 29, 2003.	By Order of the Board of Directors

Stuart W. Booth, Secretary

CENTRAL GARDEN & PET COMPANY

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Purpose

The Audit Committee is appointed by the Board to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, including monitoring the integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, and the performance of the Company’s independent auditors and internal audit function.

Charter Review

The Audit Committee will review and reassess the adequacy of this charter at least once per year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company’s annual meeting of stockholders, but may be conducted at any time the Audit Committee desires. In addition, the Company will publicly file this charter if required by the rules of the Securities and Exchange Commission (the “SEC”).

Membership

The Audit Committee must be comprised of at least three members of the Board. The members will be elected by and serve at the pleasure of the Board. The members of the Audit Committee may not be officers or employees of the Company. Each member of the Audit Committee must be an “independent director,” as defined by and to the extent required by the rules of the National Association of Securities Dealers, Inc. and the SEC.

Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief financial officer or other senior officer with financial oversight responsibilities.

Meetings

The Audit Committee will meet as often as it determines, but not less frequently than quarterly. The Audit Committee will meet with the Company’s independent auditor at least quarterly, including upon the completion of the annual audit to review the independent auditor’s examination and management report, outside the presence of management. The Audit Committee will meet with the Company’s internal auditors as it deems appropriate.

Responsibilities

The responsibilities of the Audit Committee include the following:

1.	Appoint, determine compensation for and oversee the independent auditor;

2.	Review the plan and scope of the audit and related services, and pre-approve all audit and permissible non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are approved by the Audit Committee prior to the completion of the audit;

3.	Review and discuss with the Company’s management and independent auditor the audit results and interim and annual financial statements prior to publicly filing these reports;

4.	Review any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting; as disclosed to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer in connection with the certification requirements for the Company’s periodic reports on Form 10-K and Form 10-Q;

5.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies;

6.	Discuss with management and the Company’s independent auditor any significant changes to generally accepted accounting principles (“GAAP”), SEC or other regulatory accounting policies or standards and any off-balance sheet structures that could impact the Company’s financial statements;

7.	Review and discuss with management the Company’s earnings press releases, including any “pro forma” or “adjusted” non-GAAP information;

8.	Review and resolve any significant disputes between management and the independent auditor that arise in connection with the preparation of the audited financial statements;

9.	Review and discuss with the independent auditor and management the auditor’s reports describing all critical accounting policies and practices to be used, alternative GAAP methods discussed with management, the ramifications of using such alternative methods and the auditor’s preferred method, and any other material communications between the auditor and management;

10.	Review major issues regarding accounting principles and practices that could significantly impact the Company’s financial statements and discuss with the Company’s independent auditor significant accounting policies, management judgments and accounting estimates that affect the financial statements, any difficulties encountered in the course of the audit work, any restrictions on the scope of the auditor’s activities or access to requested information, and disagreements with management, as required to be discussed by Statement of Accounting Standards No. 61;

11.	Review the required written statement from the Company’s independent auditor delineating all relationships between the independent auditor and the Company, and actively discuss with the independent auditor the auditor’s independence, including any disclosed relationship or service that may impact the objectivity and independence of the independent auditor;

12.	Take appropriate action to oversee the independence of the independent auditor, including considering whether the auditor’s provision of permitted non-audit services is compatible with maintaining the auditor’s independence;

13.	Confirm that the proposed audit engagement team from the independent auditor satisfies applicable auditor rotation rules, including the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

14.	Approve the Company’s policies for the hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company;

15.	Oversee the adequacy of the Company’s system of internal control over financial reporting, including obtaining reports from the independent auditor regarding such controls and reviewing any significant findings and recommendations of the independent auditor and management’s responses, including any special remedial steps adopted to address material control deficiencies;

16.	Review the Company’s internal audit function;

17.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

18.	Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

19.	Review and pre-approve all transactions between the Company and related parties other than compensation transactions; and

20.	Oversee the Company’s compliance with SEC requirements for disclosure of auditor’s services and Audit Committee membership and activities.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it or that are required by applicable laws, rules and regulations.

The Audit Committee will have the sole authority to select, determine compensation for, oversee and, where appropriate, replace the Company’s independent auditor. The independent auditor will report directly to the Audit Committee, and the Audit Committee will ensure that the independent auditor understands its ultimate accountability to the Audit Committee, as representatives of the Company’s stockholders.

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals will be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee will have the authority, to the extent it deems necessary or appropriate, to retain and determine compensation for independent legal, accounting or other advisors. The Company will provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

Reports

The Audit Committee will, to the extent deemed appropriate, record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. The Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company’s proxy statement for its annual meeting of stockholders.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CENTRAL GARDEN & PET COMPANY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 9, 2004

The undersigned hereby appoints William E. Brown, Glenn W. Novotny and Stuart W. Booth or any of them, each with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of CENTRAL GARDEN & PET COMPANY to be held at the LAFAYETTE PARK HOTEL, 3287 Mt. Diablo Boulevard, Lafayette, California, on February 9, 2004, at 10:30 A.M., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:

(Continued, and to be marked, dated and signed, on the reverse side)

(Continued from other side)

This proxy will be voted as directed. In the absence of contrary directions, this proxy will be voted FOR the election of the directors listed below.	☒	Please mark your votes as this

1.    ELECTION OF DIRECTORS:

FOR all nominees listed (except as indicated) ☐	WITHHOLD authority to vote for all nominees listed ☐	2.	In their discretion, upon any and all such other matters as may properly come before the meeting or any adjournment thereof.	I plan to attend the meeting ☐

Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below.

William E. Brown, Glenn W. Novotny, Brooks M. Pennington III, John B.
Balousek, David N. Chichester, Bruce A. Westphal and Daniel P. Hogan, Jr.

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Signature(s)                                                                                                                                                                Date

The signature should correspond exactly with the name appearing on the certificate evidencing your Common Stock. If more than one name appears, all should sign. Joint owners should each sign personally